Offshore Logistics, Inc.
224 Rue De Jean – 70508
Post Office Box 5C
Lafayette, Louisiana 70505
Tel: (337) 233-1221
Fax: (337) 235-6678

PRESS RELEASE

OFFSHORE LOGISTICS, INC. ANNOUNCES EARNINGS
FOR THE SECOND FISCAL QUARTER ENDED
September 30, 2003

LAFAYETTE, LOUISIANA (November 5, 2003) – Offshore Logistics, Inc. (NYSE: OLG) today reported net income for the second quarter ended September 30, 2003 of $8.5 million, or $0.37 per diluted share, on revenues of $140.8 million, compared to net income of $12.5 million, or $0.51 per diluted share, on revenues of $145.5 million for the second quarter ended September 30, 2002.

Net income for the six months ended September 30, 2003 was $16.8 million, or $0.74 per diluted share on revenues of $275.6 million, compared to net income of $22.0 million, or $0.90 per diluted share on revenues of $280.9 million for the six months ended September 30, 2002.

During the quarter ended September 30, 2003, the Company incurred debt restructuring costs of $6.2 million or $0.19 per diluted share relating to its issuance of $230 million in 6 1/8% Senior Notes and the related redemption of previously issued notes. Additionally, in conjunction with the Company’s previously announced fleet and facilities renewal plans, the Company changed its depreciation assumptions for certain aircraft types, which had the effect of reducing depreciation and amortization expense during the quarter by $1.1 million, or $0.03 per diluted share.

George Small, Chief Executive Officer and President of Offshore Logistics, Inc. said, “Had it not been for the debt restructuring charges, our net income for the quarter would have approximated last year’s results, which was a meaningful accomplishment given the current industry operating environment. Our North America operations, where we experienced a 7% increase in flight activity from the prior year quarter, were partly responsible for this success and helped return operating margins in that unit closer to historical levels. In the North Sea however, the year-to-year quarterly declines we began experiencing at the end of the March 2003 quarter continued this past quarter, as flight hours decreased by 11% from the same period a year ago. Elsewhere internationally, flight activity was up modestly year-to-year, however poor performance on one contract in South America, and increased costs in other areas caused operating margins for the International business unit to decrease to 13% this most recent quarter. We have already taken steps to address these issues.”

OLOG will conduct a telephonic conference to discuss its second quarter results with analysts, investors and other interested parties at 10:00 a.m. Central Time on Thursday, November 6, 2003. Individuals wishing to access the conference call should dial (877) 822-9020 for domestic callers and (706) 679-7181 for international callers, approximately five to ten minutes prior to the start time. Please reference the Offshore Logistics, Inc. conference call hosted by George Small, Conference ID No. 3446351. A replay of the conference call will be available two hours after completion of the teleconference. To hear that recording, dial (800) 642-1687 for domestic callers and (706) 645-9291 for international callers, and enter Conference ID number 3446351. The replay will be available until 11:59 PM EST, Wednesday, November 12, 2003.

Offshore Logistics, Inc. is a major provider of helicopter transportation services to the oil and gas industry worldwide. Through its subsidiaries, affiliates and joint ventures, the Company provides transportation services in most oil and gas producing regions including the United States Gulf of Mexico and Alaska, the North Sea, Africa, Mexico, South America, Australia, Egypt and the Far East. The Company’s Common Stock is traded on the New York Stock Exchange under the symbol OLG.

The tabulated results for the periods ended September 30, 2003 and 2002, are as follows (amounts in thousands, except earnings per share):

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Revenue	$ 140,803	$ 145,542	$ 275,553	$ 280,898

Net Income	$ 8,500	$ 12,483	$ 16,768	$ 21,965

BASIC:
Earnings per common share	$ 0.38	$ 0.56	$ 0.74	$ 0.98

Weighted average number of
common shares outstanding	22,515	22,398	22,513	22,357

DILUTED:
Earnings per common share	$ 0.37	$ 0.51	$ 0.74	$ 0.90

Weighted average number of
common shares outstanding and
assumed conversions	22,673	26,503	25,244	26,501

Selected operating data:

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Flight hours (excluding unconsolidated affiliates):
Helicopter activities:
North American Operations	34,147	31,905	65,025	67,020
North Sea Operations	11,742	13,143	23,143	25,609
International Operations	22,311	21,766	43,218	41,411
Technical Services	544	319	757	717

Total	68,744	67,133	132,143	134,757

Operating revenue:
Helicopter activities:
North American Operations	$42,684	$37,652	$80,509	$76,825
North Sea Operations	43,768	52,976	88,751	98,859
International Operations	41,863	41,611	83,597	79,531
Technical Services	9,267	9,167	16,080	20,597
Less: Intercompany	(8,858)	(8,369)	(16,493)	(18,299)

Total	128,724	133,037	252,444	257,513
Production Management Services	12,018	11,929	23,691	23,939
Corporate	3,068	2,837	5,951	5,886
Less: Intercompany	(4,381)	(4,227)	(8,764)	(8,693)

Consolidated total	$139,429	$143,576	$273,322	$278,645

Operating income:
Helicopter activities:
North American Operations	$9,754	$4,970	$13,559	$8,954
North Sea Operations	3,319	7,202	8,698	12,741
International Operations	5,351	7,181	11,751	13,980
Technical Services	128	529	272	1,273

Total	18,552	19,882	34,280	36,948
Production Management Services	780	898	1,403	1,793
Corporate	(685)	(1,168)	(1,420)	(1,995)
Gain on disposal of assets	1,374	1,966	2,231	2,253

Consolidated total	$20,021	$21,578	$36,494	$38,999

Operating margin:
Helicopter activities:
North American Operations	22.9%	13.2%	16.8%	11.7%
North Sea Operations	7.6%	13.6%	9.8%	12.9%
International Operations	12.8%	17.3%	14.1%	17.6%
Technical Services	1.4%	5.8%	1.7%	6.2%
Total	14.4%	14.9%	13.6%	14.3%
Production Management Services	6.5%	7.5%	5.9%	7.5%
Consolidated total	14.4%	15.0%	13.4%	14.0%

Statements contained in this press release that state the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements contained in this press release include the possibility that the Company is unable to achieve the cost savings and the operational and managerial efficiencies anticipated in its North Sea Operations, that the cost of the North Sea restructuring program exceeds management estimates, that the Company is unable to effect changes to the Bristow defined benefit pension plan which would reduce its future benefit costs, that the possible transfer of North Sea search and rescue and technical services into a joint venture does not occur or, even if it does, that the Company is unable to achieve a more aligned management structure and the joint venture does not experience an increase in the success rate on winning new contracts or that our North American Operations do not retain their current levels of flight activity and profitability. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings, including but not limited to the Company’s report on Form 10-K for the year ended March 31, 2003 and the Company’s report on Form 10-Q for the quarter ended June 30, 2003. Copies of these may be obtained by contacting the Company or the SEC.

Investor Relations Contact:
H. Eddy Dupuis
Phone: (337) 233-1221
Fax: (337) 235-6678
investorrelations@olog.com

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Statements of Income

	Three Months Ended September 30,		Six Months Ended September 30,
	2003	2002	2003	2002
Gross revenue:
Operating revenue	$139,429	$143,576	$273,322	$278,645
Gain on disposal of assets	1,374	1,966	2,231	2,253

	140,803	145,542	275,553	280,898
Operating expenses:
Direct cost	102,847	105,886	202,673	206,557
Depreciation and amortization	9,195	9,344	19,299	18,285
General and administrative	8,740	8,734	17,087	17,057

	120,782	123,964	239,059	241,899

Operating income	20,021	21,578	36,494	38,999
Earnings from unconsolidated affiliates, net	3,047	1,668	4,950	3,451
Interest income	644	309	1,048	647
Interest expense	4,990	3,602	8,955	7,278
Loss on extinguishment of debt	(6,205)	--	(6,205)	--
Other income (expense), net	380	(1,485)	(1,894)	(3,229)

Income before provision for income taxes and
minority interest	12,897	18,468	25,438	32,590
Provision for income taxes	3,868	5,540	7,631	9,777
Minority interest	(529)	(445)	(1,039)	(848)

Net income	$8,500	$12,483	$16,768	$21,965

Net income per common share:
Basic	$0.38	$0.56	$0.74	$0.98

Diluted	$0.37	$0.51	$0.74	$0.90

OFFSHORE LOGISTICS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	September 30, 2003	March 31, 2003
	(in thousands)
ASSETS
Current Assets:
Cash and cash equivalents	$72,902	$56,800
Accounts receivable	121,895	119,012
Inventories	122,541	118,846
Prepaid expenses and other	10,254	8,443

Total current assets	327,592	303,101
Investments in unconsolidated affiliates	35,170	27,928
Property and equipment - at cost:
Land and buildings	17,199	16,671
Aircraft and equipment	757,165	703,111

	774,364	719,782
Less: Accumulated depreciation and amortization	(214,437)	(193,555)

	559,927	526,227
Other assets	48,160	48,775

	$970,849	$906,031

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Accounts payable	$27,751	$29,666
Accrued liabilities	60,583	64,181
Deferred taxes	636	33
Current maturities of long-term debt	5,681	96,684

Total current liabilities	94,651	190,564
Long-term debt, less current maturities	251,637	136,134
Other liabilities and deferred credits	127,189	120,035
Deferred taxes	88,167	81,082
Minority interest	18,481	16,555
Stockholders' Investment:
Common Stock, $.01 par value, authorized 35,000,000
shares; 22,514,921 outstanding at September 30, 2003 and 22,510,921
at March 31, 2003 (exclusive of 1,281,050 treasury shares)	225	225
Additional paid-in capital	139,109	139,046
Retained earnings	316,266	299,498
Accumulated other comprehensive income (loss)	(64,876)	(77,108)

	390,724	361,661

	$970,849	$906,031